As filed with the Securities and Exchange Commission on November 21, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RF MONOLITHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-1638027
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4441 Sigma Road, Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

GAMBATTE, INC. INCENTIVE STOCK OPTION PLAN

CIRRONET INC. INCENTIVE STOCK OPTION PLAN (2001)

CIRRONET INC. INCENTIVE STOCK OPTION PLAN (2003)

CIRRONET INC. NON-QUALIFIED STOCK OPTION PROGRAM

(Full title of the plans)

David M. Kirk, President and Chief Executive Officer

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Morton PLLC

Attn: Stephen C. Morton, Esq.

12222 Merit Drive, Suite 1270

Dallas, Texas 75251

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Title of Plan	Amount to Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	Gambatte, Inc. Incentive Stock Option Plan	540,233 shares (3)	$5.19	$2,803,809	$300.00
Common Stock, par value $0.001 per share	Cirronet Inc. Incentive Stock Option Plan (2001)	77,443 shares (3)	$5.19	$401,929	$43.00
Common Stock, par value $0.001 per share	Cirronet Inc. Incentive Stock Option Plan (2003)	96,803 shares (3)	$5.19	$502,408	$54.00
Common Stock, par value $0.001 per share	Cirronet Inc. Non-Qualified Stock Option Program	173,938 shares (3)	$5.19	$902,738	$97.00
	Total	888,417 shares (3)	$5.19	$4,610,884	$494.00

(1)	Each share of Common Stock is accompanied by one Preferred Share Purchase Right.

(2)	Estimated, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee (based on the average of the high and low price per share of Common Stock of RF Monolithics, Inc. reported on the NASDAQ Global Market on November 20, 2006).

(3)	Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

On September 15, 2006, RF Monolithics, Inc. (the “Company”) acquired Cirronet Inc. (“Cirronet”). At the time of the acquisition, Cirronet had outstanding incentive stock options to purchase Cirronet common stock under the following plans: (1) the Gambatte, Inc. Incentive Stock Option Plan (the “Gambatte Plan”), (2) the Cirronet Inc. Incentive Stock Option Plan (2001) (the “2001 Plan”) and (3) the Cirronet Inc. Incentive Stock Option Plan (2003) (the “2003 Plan”). At the time of the acquisition, Cirronet also had outstanding non-qualified stock options pursuant to certain option agreements under the Cirronet Inc. Non-Qualified Stock Option Program (each, a “NQ Option Agreement”). The Gambatte Plan and the 2001 Plan previously terminated in accordance with their respective terms. The option agreements related to the Gambatte Plan (each, a “Gambatte Option Agreement”), the option agreements related to the 2001 Plan (each a “2001 Option Agreement”), the 2003 Plan, the option agreements related to the 2003 Plan (each, a “2003 Option Agreement”) and the NQ Option Agreements have been amended to offer the Company’s common stock to (1) the parties to such option agreements and (2) eligible participants of the 2003 Plan. This registration statement is being filed for the purpose of registering 888,417 shares (plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions) of the Company’s common stock to be issued pursuant to the Gambatte Option Agreements, the 2001 Option Agreements, the 2003 Option Agreements, the 2003 Plan and the NQ Option Agreements.

The form of Gambatte Option Agreement, the Gambatte Plan, the form of 2001 Option Agreement, the 2001 Plan, the form of 2003 Option Agreement, the 2003 Plan, the form of NQ Option Agreement and the form of letter providing existing holders of Cirronet options notice of the assumption thereof by RFM are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5,4.6, 4.7 and 4.8, respectively.

PART II

Item 3.	Incorporation of Documents by Reference

The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are incorporated herein by reference and made a part of this registration statement:

1. the Company’s Annual Report on Form 10-K for the year ended August 31, 2006;

2. the Company’s Current Reports on Form 8-K filed September 5, 2006, September 6, 2006, September 19, 2006, October 12, 2006 and November 20, 2006 and Form 8-K/A filed on November 15, 2006;

3. the description of the Company’s common stock contained in its registration statements on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act; and

4. the description of the Company’s preferred share purchase rights contained in Item 5 of the Company’s Current Report on Form 8-K filed with the Commission on December 28, 1994 in connection with the Company’s registration statement on Form 8-A filed on December 30, 1994, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company’s Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

In addition, the Company’s Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the directors’ duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director’s responsibility under any other law, such as federal securities laws or state or federal environmental laws.

The Company has entered into indemnification agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

Item 8.	Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended August 31, 1994)

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended August 31, 1994)

4.1	Form of Gambatte, Inc. Incentive Stock Option Agreement (filed herewith)

4.2	Gambatte, Inc. Incentive Stock Option Plan (terminated) (filed herewith)

4.3	Form of Cirronet Inc. Incentive Stock Option Agreement (2001) (filed herewith)

4.4	Cirronet Inc. Incentive Stock Option Plan (2001) (terminated) (filed herewith)

4.5	Form of Cirronet Inc. Incentive Stock Option Agreement (2003) (filed herewith)

4.6	Cirronet Inc. Incentive Stock Option Plan (2003) (filed herewith)

4.7	Form of Cirronet Non-Qualified Stock Option Agreement (filed herewith)

4.8	Form of Letter to Optionholders regarding the substitution of RFM common stock for Cirronet common stock (filed herewith)

4.9	Rights Agreement dated as of December 20, 1994 (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 29, 1994)

4.10	First Amendment to Rights Agreement dated August 14, 1996 (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed August 19, 1996)

4.11	Second Amendment to Rights Agreement dated December 11, 2000 (incorporated herein by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2000)

4.12	Third Amendment to Rights Agreement between the Company and Equiserve Trust Company, National Association, successor to Fleet National (incorporated herein by reference to Exhibit 4.6 to the Company’s Registration Statement on Form 8-A/A filed December 17, 2004)

4.13	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the year ended August 31, 2005)

5.1	Opinion of Morton PLLC (filed herewith)

23.1	Consent of Morton PLLC (contained in Exhibit 5.1)

23.2	Consent of McGladrey & Pullen, LLP (filed herewith)

23.3	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney (see signature page)

Item 9.	Undertakings

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth or described in Item 6 of this registration statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement as his or her attorney in fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereof also appoints such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 17 day of November, 2006.

RF MONOLITHICS, INC.

By:	/s/ David M. Kirk
David M. Kirk, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David M. Kirk (David M. Kirk, President and Chief Executive Officer)	Principal Executive Officer and Director	November 17, 2006

/s/ Harley E Barnes, III (Harley E. Barnes, III, Chief Financial Officer)	Principal Financial Officer	November 17, 2006

/s/ James P. Farley (James P. Farley, Vice President and Controller)	Controller	November 17, 2006

/s/ Michael R. Bernique (Michael R. Bernique, Chairman of the Board)	Director	November 17, 2006

/s/ William L. Eversole (William L. Eversole)	Director	November 17, 2006

(Dean C. Campbell)	Director	November 17, 2006

(Francis J. Hughes, Jr.)	Director	November 17, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended August 31, 1994)

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended August 31, 1994)

4.1	Form of Gambatte, Inc. Incentive Stock Option Agreement (filed herewith)

4.2	Gambatte, Inc. Incentive Stock Option Plan (terminated) (filed herewith)

4.3	Form of Cirronet Inc. Incentive Stock Option Agreement (2001) (filed herewith)

4.4	Cirronet Inc. Incentive Stock Option Plan (2001) (terminated) (filed herewith)

4.5	Form of Cirronet Inc. Incentive Stock Option Agreement (2003) (filed herewith)

4.6	Cirronet Inc. Incentive Stock Option Plan (2003) (filed herewith)

4.7	Form of Cirronet Non-Qualified Stock Option Agreement (filed herewith)

4.8	Form of Letter to Optionholders regarding the substitution of RFM common stock for Cirronet common stock (filed herewith)

4.9	Rights Agreement dated as of December 20, 1994 (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 29, 1994)

4.10	First Amendment to Rights Agreement dated August 14, 1996 (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed August 19, 1996)

4.11	Second Amendment to Rights Agreement dated December 11, 2000 (incorporated herein by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2000)

4.12	Third Amendment to Rights Agreement between the Company and Equiserve Trust Company, National Association, successor to Fleet National (incorporated herein by reference to Exhibit 4.6 to the Company’s Registration Statement on Form 8-A/A filed December 17, 2004)

4.13	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the year ended August 31, 2005)

5.1	Opinion of Morton PLLC (filed herewith)

23.1	Consent of Morton PLLC (contained in Exhibit 5.1)

23.2	Consent of McGladrey & Pullen, LLP (filed herewith)

23.3	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney (see signature page)